`
                                    FTI FUNDS

                          INVESTMENT ADVISORY CONTRACT


      This Contract is made this 30th day of March, 2001, between Fiduciary International, Inc., a registered investment adviser having its principal place of business in New York City (the "Adviser"), and FTI Funds, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

      WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and is registered as such with the Securities and Exchange Commission; and

      WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

      2. Adviser, in its supervision of the investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

      3. Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statement under the Securities Act of 1933 and the1940 Act, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto. Subject to the requirements of the 1940 Act, Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

      4. Each of the Funds shall pay to Adviser, for all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto. For purposes of calculating such fees, the value of each Fund's net assets shall be determined pursuant to the applicable provisions of the portfolio's prospectus and statement of additional information.

      5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

      6. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

      7. This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

      8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by: (a) the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty
(60) days' written notice to Adviser; or (b) the Adviser on one hundred eighty
(180) days' written notice to the Trust. Termination of this Contract with respect to any given Fund shall in no way affect the continued validity of this Contract of the performance thereunder with respect to any other Fund.

      9. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment, as defined in the 1940 Act.

      10. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

      11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

      12. The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

      13. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

      14. The Trust understands that Adviser now acts, and that from time to time hereafter Adviser may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Trust has no objection to Adviser so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by Adviser which have available funds for investment, the available securities will be allocated in a manner believed by Adviser to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Funds or the size of the position obtainable for or disposed of by one or more Funds.

      In addition, it is understood that the persons employed by Adviser to assist in the performance of Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict Adviser's right or the right of any of Adviser's affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      15. This Contract shall be construed in accordance with and governed by the laws of the State of New York.

      16. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

                                    EXHIBIT A
                                     to the
                          Investment Advisory Contract

                          FTI INTERNATIONAL EQUITY FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser monthly.

      Witness the due execution hereof this 30th day of March, 2001.



                                    FIDUCIARY INTERNATIONAL, INC.




                                    By:  /S/ RUTA M. DRAGUNAS
                                       ---------------------------
                                    Name:    Ruta M. Dragunas
                                    Title:   Vice President



                                    FTI FUNDS



                                    By: /S/ GEORGE M. POLATAS
                                       ---------------------------
                                    Name:   George M. Polatas
                                    Title:  Vice President

                                    EXHIBIT B
                                     to the
                          Investment Advisory Contract

                      FTI SMALL CAPITALIZATION EQUITY FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser monthly.

      Witness the due execution hereof this 30th day of March, 2001.



                                    FIDUCIARY INTERNATIONAL, INC.




                                    By:  /S/ RUTA M. DRAGUNAS
                                       ---------------------------
                                    Name:    Ruta M. Dragunas
                                    Title:   Vice President



                                    FTI FUNDS



                                    By:  /S/ GEORGE M. POLATAS
                                       ---------------------------
                                    Name:    George M. Polatas
                                    Title:   Vice President


                                    EXHIBIT C
                                     to the
                          Investment Advisory Contract

                                  FTI BOND FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.50% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.50% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser monthly.

      Witness the due execution hereof this 30th day of March, 2001.



                                    FIDUCIARY INTERNATIONAL, INC.




                                    By:  /S/ RUTA M. DRAGUNAS
                                       ---------------------------
                                    Name:    Ruta M. Dragunas
                                    Title:   Vice President



                                    FTI FUNDS



                                    By:  /S/ GEORGE M. POLATAS
                                       ---------------------------
                                    Name:    George M. Polatas
                                    Title:   Vice President

                                    EXHIBIT D
                                     to the
                          Investment Advisory Contract

                             FTI MUNICIPAL BOND FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.50% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.50% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser monthly.

      Witness the due execution hereof this 30th day of March, 2001.



                                    FIDUCIARY INTERNATIONAL, INC.




                                    By:  /S/ RUTA M. DRAGUNAS
                                       ---------------------------
                                    Name:    Ruta M. Dragunas
                                    Title:   Vice President



                                    FTI FUNDS



                                    By:  /S/ GEORGE M. POLATAS
                                       ---------------------------
                                    Name:    George M. Polatas
                                    Title:   Vice President

                                    EXHIBIT E
                                     to the
                          Investment Advisory Contract

                      FTI LARGE CAPITALIZATION GROWTH FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser monthly.

      Witness the due execution hereof this 30th day of March, 2001.



                                    FIDUCIARY INTERNATIONAL, INC.




                                    By:  /S/ RUTA M. DRAGUNAS
                                       ---------------------------
                                    Name:    Ruta M. Dragunas
                                    Title:   Vice President



                                    FTI FUNDS



                                    By:  /S/ GEORGE M. POLATAS
                                       ---------------------------
                                    Name:    George M. Polatas
                                    Title:   Vice President

                                    EXHIBIT F
                                     to the
                          Investment Advisory Contract

               FTI LARGE CAPITALIZATION GROWTH AND INCOME FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser monthly.

      Witness the due execution hereof this 30th day of March, 2001.



                                    FIDUCIARY INTERNATIONAL, INC.




                                    By:  /S/ RUTA M. DRAGUNAS
                                       ---------------------------
                                    Name:    Ruta M. Dragunas
                                    Title:   Vice President



                                    FTI FUNDS



                                    By:  /S/ GEORGE M. POLATAS
                                       ---------------------------
                                    Name:    George M. Polatas
                                    Title:   Vice President


                                    EXHIBIT G
                                     to the
                          Investment Advisory Contract

                       FTI EUROPEAN SMALLER COMPANIES FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser monthly.

      Witness the due execution hereof this 30th day of March, 2001.



                                    FIDUCIARY INTERNATIONAL, INC.




                                    By:  /S/ RUTA M. DRAGUNAS
                                       ---------------------------
                                    Name:    Ruta M. Dragunas
                                    Title:   Vice President



                                    FTI FUNDS



                                    By:  /S/ GEORGE M. POLATAS
                                       ---------------------------
                                    Name:    George M. Polatas
                                    Title:   Vice President
a.
      Amendment to

                          INVESTMENT ADVISORY CONTRACT
                                     BETWEEN
                                    FTI FUNDS
                                       AND
                          FIDUCIARY INTERNATIONAL, INC.

      This Amendment to the Investment Advisory Contract ("Agreement") dated March 30, 2001, between FTI Funds ("Fund") and Fiduciary International, Inc. ("Service Provider") is made and entered into as of the 28th day of June, 2001.

      WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

      WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

      WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13) ("Section 248.13 NPI");

      WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR ss. 248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR ss. 248.13);

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

o The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

o The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.ss. 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR ss. 248.13.

o The Service Provider further represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
o insure the security and confidentiality of records and NPI of Fund customers,
o protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
o protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

   4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.


   5. The Service Provider may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

   6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.



WITNESS the due execution hereof this 1st day of June, 2001.

                          FTI FUNDS

                          By:     /S/GEORGE M. POLATAS
                             -------------------------------------
                              Name:  George M. Polatas
                              Title: Vice President


                          FIDUCIARY INTERNATIONAL, INC.


                          By:  /S/ RUTA M. DRAGUNAS
                             -------------------------------------
                             Name: Ruta M. Dragunas
                             Title:Vice President